EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Biohaven Pharmaceutical Holding Company Ltd., of our report dated February 28, 2019 relating to the financial statements and effectiveness of internal control over financial reporting, which appear in Biohaven Pharmaceutical Holding Company Ltd.’s  Annual Report on Form 10-K for the year ended December 31, 2018.
/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
August 9, 2019